Exhibit (d)(iii)

AMERICAN DRIVE VARIABLE INSURANCE TRUST SUB-ADVISORY AGREEMENT

THIS AGREEMENT is made and entered into on this [       , 2026] by and among Hantz Financial Services, Inc., a corporation formed under the laws of the state of Michigan (the “Adviser”) and Forefront Analytics, LLC (the “Sub-Adviser”).

W I T N E S S E T H:

WHEREAS, American Drive Variable Insurance Trust (the “Trust”) is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust has appointed the Adviser as the investment adviser for each of its series (each, a “Fund”) pursuant to the terms of an Investment Advisory Agreement (the “Advisory Agreement”);

WHEREAS, the Adviser and Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Advisory Agreement permits the Adviser, at its option, subject to approval by the Trust’s Board of Trustees (the “Board”) and, to the extent necessary, shareholders of its series, to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of an investment program for the Fund’s assets, and the Sub-Adviser is willing to render such services, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1. Appointment and Acceptance as Sub-Adviser. The Adviser hereby retains the Sub-Adviser to act as Sub-Adviser and manage on a discretionary basis any or all of the Fund’s assets and investments allocated by the Adviser to the Sub-Adviser (the “Allocated Portion”), and to provide investment advice to the Fund as hereinafter set forth, subject to the oversight of the Adviser and the Board and subject to the terms of this Agreement; and the Sub-Adviser hereby accepts such appointment.

2. Duties of Sub-Adviser.

a.	Investments. The Sub-Adviser is hereby authorized and directed and hereby agrees, subject to the stated investment objectives, investment policies and restrictions of each Fund as set forth in the Fund’s registration statement, prospectus and Statement of Additional Information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the “Prospectus”) along with the requirements applicable to registered investment companies under applicable laws (including the 1940 Act), the control and direction of the Adviser and the Board, and any portfolio guidelines (including the list of securities permitted to be and/or restricted from trading) agreed from time to time in writing by the Adviser and Sub-Adviser (“Guidelines”), at its own expense as provided in Section 4 hereof in consideration of the fees payable as provided in Section 5 hereof, with respect to the Allocated Portion to: (i) regularly provide investment advice, research and recommendations to a Fund; (ii) furnish, supervise and monitor a continuous investment program for a Fund and the composition of its portfolio to determine in its discretion what securities, cash and other investments shall be purchased, retained or sold, where such supervision and monitoring will include supervision and monitoring of sub sub-advisers that provide the Sub-Adviser and Adviser with recommended investments and weightings for it and the Adviser’s consideration in managing the Fund (the “Models”); and (iii) arrange, subject to the provisions of paragraph (d) below, for the purchase and sale of securities and other investments, including the purchase and sale of securities and other investments recommended in the Models. The Adviser shall provide the Sub-Adviser with such assistance as may be reasonably requested by the Sub-Adviser in connection with its activities under this Agreement, including, without limitation, information concerning a Fund and the Fund’s affairs. To the extent necessary, the Adviser hereby authorizes the Sub-Adviser, at all times in accordance with the Prospectus and the Guidelines, with respect to the Allocated Portion to (i) enter into, on behalf of the Fund and as its Sub-Adviser and/or agent in fact, (A) any agreement, and any supporting documentation, with any futures commission merchant registered with the U.S. Commodity Futures Trading Commission (“CFTC”) to provide execution and clearing services for exchange-traded commodity futures contracts, options on futures contracts and cleared swaps for the Fund and (B) futures (including security futures) contracts, forward foreign currency exchange contracts, options on securities (listed and over-the-counter), options on indices (listed and over-the-counter), options on foreign currency and other foreign currency transactions, swap transactions (cleared or un-cleared) (including, without limitation, interest rate, credit default, total return, and related types of swap and notional rate agreements), options on swap transactions, forward rate agreements, TBA transactions and other transactions involving the forward purchase or sale of securities, repurchase and reverse repurchase transactions, buy/sell back transactions and other similar types of investment contracts or transactions, and any agreements, instruments or documentation governing any of the foregoing (including, without limitation, brokerage agreements, execution agreements, ISDA master agreements, master securities forward transactions agreements, master repurchase agreements, master securities lending agreements, security or collateral agreements, control agreements and any other agreements, instruments or documents similar or incidental to the foregoing that currently are, or in the future become, customary or necessary with respect to the documentation of any of the foregoing, and any schedules and annexes to the aforementioned agreements, instruments and documents, and any releases, consents, waivers, amendments, elections or confirmations to any of the aforementioned agreements, instruments and documents (collectively, “Investment Instruments”), (ii) pledge and deliver cash, securities, commodities or other assets of the Fund as collateral security in connection with any Investment Instrument, and (iii) otherwise act on behalf of the Fund in connection with the exercise of any rights or the satisfaction of any obligations and liabilities of the Fund under any Investment Instruments or other agreement or documentation.

b.	Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement or otherwise, the Sub-Adviser shall act in conformity with the Trust’s Declaration of Trust (the “Declaration of Trust”) (as it may be amended or modified from time to time), By-Laws (as they may be amended or modified from time to time), procedures and policies (“Policies”) adopted by the Board and/or by the Adviser, the Guidelines, and the Prospectus and with instructions and directions received in writing from the Adviser or the Board and will conform to and comply with the requirements of the 1940 Act, the Advisers Act and, to the extent applicable, the Commodity Exchange Act, as amended (“CEA”), and the rules and regulations adopted under the 1940 Act, the Advisers Act and, to the extent applicable, the CEA, from time to time, the Internal Revenue Code of 1986, as amended (the “Code”), and all applicable federal and state laws and regulations necessary to allow the Trust to qualify as a “regulated investment company” as defined in Subchapter M of the Code. The Sub-Adviser shall maintain compliance procedures and processes that are reasonably designed to ensure compliance with all laws, rules, regulations and requirements applicable to the investment adviser of an open-end investment company like the Trust under the Advisers Act, including Rule 206(4)-7 thereunder, and the 1940 Act. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser’s full responsibility for all of its obligations and responsibilities hereunder. To the extent that the CEA and the CFTC regulations require: (A) registration by the Sub-Adviser as a commodity pool operator or commodity trading adviser and/or membership with the National Futures Association (“NFA”) with respect to the Fund, (B) specific disclosure, as applicable to the investors in the Fund, or (C) filing of reports and other documents with respect to the Fund, Sub-Adviser shall promptly and fully comply, or work with the Adviser to take reasonable steps to cause the Trust to comply, with all such requirements.

The Adviser shall provide the Sub-Adviser with copies of the Trust’s Declaration of Trust, By-Laws, Policies, the Guidelines, and the Prospectus, and shall provide the Sub-Adviser with reasonable notice of any change in a Fund’s investment objectives, policies and restrictions as stated in the Prospectus or in any Policies or Guidelines adopted by the Board and/or the Adviser, and the Sub-Adviser shall, in the performance of its duties and obligations under this Agreement, manage the Fund’s portfolio in compliance with such documents and changes, provided that the Sub-Adviser has received notice of the effectiveness of such changes from the Fund or the Adviser. In addition to such notice, if requested, the Adviser shall provide to the Sub-Adviser a copy of a modified Prospectus reflecting such changes.

The Sub-Adviser shall not delegate investment advisory services to any third-party concerning transactions for a Fund without the prior written consent of the Adviser or the Board.

c.	Voting of Proxies. Absent specific written instructions to the contrary provided to the Sub-Adviser by the Adviser, the Sub-Adviser shall vote, either in person or by proxy, all securities in which a Fund may be invested from time to time with respect to the Allocated Portion in accordance with its proxy voting procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable a Fund to file Form N-PX as required. The Sub-Adviser shall provide its proxy voting policy (“Proxy Policy”) to the Board and the Adviser, and, if requested by the Adviser, shall provide a summary of the Proxy Policy suitable for including in the Prospectus. The Sub-Adviser shall provide the Board and the Adviser with any material amendment to the Proxy Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser shall promptly inform the Adviser of all tender offers, rights offerings and other voluntary corporate action requests affecting securities in a Fund with respect to the Allocated Portion and, absent specific written instructions to the contrary provided to the Sub-Adviser by the Adviser, shall respond on behalf of a Fund to all such corporate action requests and shall complete and file notices of claims in connection with class action lawsuits concerning securities in a Fund with respect to the Allocated Portion.

d.	Brokerage. With respect to the Allocated Portion, the Sub-Adviser, subject to the control and direction of the Adviser and the Board, to establish and maintain accounts on behalf of a Fund with, and place orders for the purchase and sale of the Fund’s portfolio securities or other investments, including the purchase and sale of securities and other investments recommended in the Models, with or through, such persons, brokers or dealers, future commission merchants, or other counterparties (“brokers”) as the Sub-Adviser may elect and negotiate commissions to be paid on such transactions; provided, however, that a broker affiliated with the Sub-Adviser shall be used only in transactions permissible under applicable laws, rules and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder, as well as permitted by the Policies adopted by the Fund. The Sub-Adviser, upon reasonable request of the Adviser, shall promptly provide the Adviser with copies of all agreements regarding brokerage arrangements related to a Fund.

The Sub-Adviser shall enter into transactions and place orders for the purchase and sale of portfolio investments for the Fund’s account, including portfolio investments recommended in the Models, with brokers, dealers and/or other counterparties with respect to the Allocated Portion. In the selection of such brokers, dealers and/or other counterparties and the entering into of such transactions and placing of such orders, the Sub-Adviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker, dealer or counterparty involved, and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board may determine, or as may be mutually agreed to by the Adviser and the Sub-Adviser, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any SEC guidance issued thereunder) to the Sub-Adviser an amount of commission for effecting an investment transaction for a Fund that is in excess of the amount of commission or spread that another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission or spread was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Sub-Adviser with respect to the accounts for which it exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act). It is recognized that the services provided by such brokers and dealers may be useful to the Sub-Adviser in connection with the Sub-Adviser’s services to other clients. The Sub-Adviser is responsible for obtaining a completed Form W-9 from any broker it selects to place orders for the Fund, and responsible for providing such to the Adviser and the Fund.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations (including any applicable exemptive orders or SEC guidance) and subject to the trade allocation procedures approved by the Trust’s Board or the Adviser, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions or spreads and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in accordance with the approved procedures.

The Sub-Adviser shall render reports to the Adviser and/or to the Board as requested regarding commissions generated as a result of trades executed for the Fund, as well as information regarding third-party services, if any, received by the Sub-Adviser as a result of trading activity relating to the Fund with brokers and dealers.

e.	Code of Ethics. The Sub-Adviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), shall observe and comply with Rule 17j-1 and the Sub-Adviser’s written code of ethics, as the same may be amended from time to time (“Code of Ethics”). On at least a quarterly basis, the Sub-Adviser shall, at the request of the Adviser, either (i) certify to the Adviser that the Sub-Adviser and its Access Persons have complied in all material respects with the Sub-Adviser’s Code of Ethics or (ii) identify any (A) material violations which have occurred with respect to the Code of Ethics or (B) with respect to any Access Persons who provide services to the Fund, multiple violations (whether or not material) by the same individual(s) which have occurred with respect to the Code of Ethics. Quarterly, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning its Code of Ethics, to the Trust and the Adviser. The Sub-Adviser shall notify the Adviser promptly of any material violation of the Code of Ethics involving employees providing services to the Trust and provide information relevant to the Trust related to any such violation. Further, the Sub-Adviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-Adviser and its employees. Upon the written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or agents, to examine the reports (or summaries of the reports) required to be made by the Sub-Adviser under Rule 17j-1(c)(1) and other records evidencing enforcement of the Code of Ethics.

f.	Books and Records. The Sub-Adviser shall maintain, and provide to the Fund’s administrator for inclusion in the Fund’s records, all records that are required of an investment adviser of a registered investment company pursuant to the applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the CEA and the rules and regulations under the 1940 Act, the Advisers Act and, to the extent applicable, the CEA. The Sub-Adviser shall provide the Fund and the Adviser (or its agents or accountants), upon reasonable prior written request by the Adviser to the Sub-Adviser, with access to inspect at the Sub-Adviser’s office during normal business hours the books and records of the Sub-Adviser relating to the portfolio and the Sub-Adviser’s performance hereunder and such other books and records of the Sub-Adviser as are necessary to confirm that the Sub-Adviser has complied with its obligations and duties under this Agreement. The Sub-Adviser acknowledges that the records that it maintains with respect to the Fund that are included in the Fund’s records are property of the Fund and further agrees that all accounts, books and other records maintained and preserved by it shall be surrendered promptly to the Fund, or to any third party at the Fund’s direction, including the Adviser or any governmental agency or other instrumentality having regulatory authority over the Adviser or the Fund; provided, that the Sub-Adviser may at its own expense make and retain copies of any such records.

g.	Information Concerning the Fund’s Assets and Sub-Adviser. From time to time as the Adviser or the Board may request, the Sub-Adviser shall furnish in a timely manner information and reports on portfolio transactions and on the securities and other assets held in the portfolio, all in such detail, form and frequency as the Adviser or the Board may reasonably request. The Sub-Adviser shall respond in writing to any request or questionnaire from the Trust’s Board under Section 15(c) of the 1940 Act.

The Adviser shall furnish to the Sub-Adviser the Prospectus, proxy statements, reports to shareholders, financial statements, Declaration of Trust and By-Laws, and any amendments thereto, and such other information with regard to the affairs of the Fund as the Sub-Adviser may reasonably request.

The Sub-Adviser shall provide full and prompt disclosure to the Adviser and the Fund regarding itself and its parents, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing, including, but not limited to, information regarding any potential change in control of the Sub-Adviser or any change in its personnel that could materially affect the services provided by the Sub-Adviser to the Fund hereunder, information regarding any material adverse change in the condition (financial or otherwise) of the Sub-Adviser or any person who controls the Sub-Adviser, information regarding the investment performance and general investment methods of the Sub-Adviser or its principals and affiliates relating to the portfolio and other clients with the same or similar investment strategies as the portfolio, information regarding the results of any examination conducted by the SEC or any other state or federal governmental agency or authority or any self-regulatory organization relating directly or indirectly to the services performed by the Sub-Adviser hereunder with respect to the Fund, and, upon request, other information that the Adviser reasonably deems necessary or desirable to enable the Advisers to monitor the performance of the Sub-Adviser and information that is required, in the reasonable judgment of the Adviser and upon prior written request, to be disclosed in any filings required by any governmental agency or by any applicable law, regulation, rule or order.

The Sub-Adviser shall further provide to the Adviser, the Fund or the Board in a timely manner with such information and assurances (including certifications and sub-certifications) and with such assistance as the Adviser, the Fund or the Board may reasonably request from time to time in order to assist it in complying with applicable laws, rules, regulations and exemptive orders, including requirements in connection with the Adviser’s, the Sub-Adviser’s or the Board’s fulfillment of its responsibilities under Section 15(c) of the 1940 Act and the preparation and/or filing of periodic and other reports and filings required to maintain the registration and qualification of the Fund, or to meet other regulatory or tax requirements applicable to the Fund.

The Sub-Adviser shall report regularly on a timely and ongoing basis to the Adviser and to the Board and shall make appropriate persons, including portfolio managers, available for the purpose of reviewing with representatives of the Adviser and the Board the performance of the Fund in relation to standard industry indices, the Fund’s own performance benchmark, the performance of, and any of the Sub-Adviser’s decisions with respect to, the Models, the Sub-Adviser’s performance under this Agreement and general conditions affecting the marketplace. The Sub-Adviser shall render to the Adviser and the Board on a timely basis such other periodic and special reports regarding its activities under this Agreement as the Adviser or the Board may reasonably request. The Sub-Adviser shall, (i) on a continuing basis, provide the distributor of the Fund (the “Distributor”) with assistance with diligence, educational and informational efforts of consultants, financial advisers, other intermediaries and possible investors in the Fund in such amount and form as the Distributor may reasonably request from time to time, and (ii) upon reasonable notice from the Distributor, use reasonable efforts to cause the portfolio manager(s) or other person who manages or is responsible for overseeing the management of the Fund to provide such diligence, educational and informational assistance to the Distributor, including, without limitation, by participating in conference calls, meetings and road trips.

The Sub-Adviser shall further notify the Adviser promptly upon detection of any (i) error in connection with its management of a Fund, including, but not limited to, any trade errors, (ii) breach of any of the Policies or Guidelines, (iii) violation of any applicable law or regulation, including the 1940 Act and the Code, (iv) material violation of the Sub-Adviser’s own compliance policies and procedures, in each case that relate to the Fund. In the event of detection of such an error, breach or violation, the Sub-Adviser shall promptly inform the Adviser and also provide a memorandum to the Adviser that sufficiently describes any such error and the action to be taken to prevent future occurrences of such error or, alternatively, a statement that the Sub-Adviser has reviewed the relevant controls, and has determined those controls are reasonably designed to prevent additional errors in the future (and, to the extent relevant, that such controls are reasonably designed to prevent violations of the federal securities laws). The Sub-Adviser shall maintain errors and omissions insurance coverage and fidelity insurance coverage, each in at least such minimum amounts as agreed upon from time to time by the Adviser and the Sub-Adviser, and from insurance providers that are in the business of regularly providing insurance coverage to investment advisers or (v) to the extent such agreements have been provided to Sub-Adviser, any non-performance of Model providers of their obligations in their respective agreements with the Adviser. The Sub-Adviser shall provide prior written notice to the Adviser: (A) of any material changes in its insurance policies or insurance coverage; or (B) if any material claims will be made on its insurance policies.

The Sub-Adviser shall, upon becoming aware, promptly notify the Adviser and the Fund in writing if: (i) there is a material breach of this Agreement; (ii) any of the representations and warranties of the Sub-Adviser contained herein (x) that are qualified by materiality becomes inaccurate after the execution of this Agreement or (y) that are not qualified by materiality becomes materially inaccurate after the execution of this Agreement; (iii) the Sub-Adviser is, or likely will become subject to, any statutory disqualification pursuant to Section 9(b) of the 1940 Act or otherwise that would prevent the Sub-Adviser from serving as an investment adviser or performing its duties pursuant to this Agreement. The Sub-Adviser shall notify the Adviser and the Fund promptly if any statement regarding the Sub-Adviser contained in a Fund’s Prospectus with respect to the Fund, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect. The Sub-Adviser shall further notify the Adviser promptly if a Model, or any component thereof, cannot be implemented for any reason.

h.	Custody Arrangements. The Sub-Adviser shall at no time have custody or physical control of any assets or cash of the Fund. The Sub-Adviser shall on each business day provide the Adviser, the Fund and the Fund’s custodian such information as the Adviser, the Fund and the Fund’s custodian may reasonably request relating to all transactions and portfolio holdings of a Fund. The Sub-Adviser shall advise the Fund’s custodian and the Adviser on a prompt basis of each purchase and sale of a portfolio investment specifying the name of the issuer, the description and amount purchased or sold, the market price, commission or spread and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may reasonably be required. The Sub-Adviser shall arrange for the transmission to the custodian and accounting agent on a daily basis such confirmation, trade tickets, and other documents and information as may be reasonably necessary to enable the custodian and accounting agent to perform their administrative and recordkeeping responsibilities with respect to a Fund.

i.	Assistance with Valuation. The Board has designated the Adviser as the valuation designee pursuant to Rule 2a-5 and together they are responsible for the accuracy, reliability, and completeness of any market or fair market value determinations of a Fund’s portfolio investments. The Sub-Adviser shall provide information and assistance reasonably required by the Adviser or its designated agent(s) in determining or assessing the market value of securities or other instruments held in a Fund, including those securities or instruments for which market quotations are not readily available or for which the Adviser or the Board has otherwise determined are to be fair valued. In addition, in order to assist in a Fund’s obligation to value its portfolio assets to determine the Fund’s net asset value and upon the request of the Adviser, the Sub-Adviser shall assist the Fund or the Adviser and their designated agent(s) in their determination of whether prices obtained for valuation purposes accurately reflect the fair value of the Fund’s assets at such times as the Adviser or its agents shall reasonably request. Without limiting the foregoing, the Sub-Adviser shall provide the portfolio investments data and relevant information underlying its market or fair value recommendations to the Adviser or its designated agents as the Adviser reasonably requests. The Sub-Adviser shall also provide the Adviser and its designated agent(s) with notice and analysis of any events that may affect or relate to the valuation of a Fund’s portfolio securities on a weekly basis and undertakes to monitor for such events with respect to all securities held by the Fund.

j.	Compliance Program. The Sub-Adviser shall cooperate fully with the Fund’s Chief Compliance Officer in executing his/her responsibilities to monitor service providers of the Fund pursuant to Rule 38a-1 under the 1940 Act, including, but not limited to, providing copies of the Sub-Adviser’s compliance policies and procedures, and reporting information as reasonably requested by the Adviser and the Board.

k.	Interaction With Other Service Providers. The Sub-Adviser shall cooperate with and provide reasonable assistance to the Adviser, the Model providers, the Board, the Fund’s administrator, the Fund’s custodian and foreign custodians, the Fund’s transfer agent and pricing agents and all other agents and representatives of the Fund and the Adviser, keep all such persons fully informed as to such matters as may be reasonably necessary to the performance of their obligations to the Fund and the Adviser, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information. The Sub-Adviser shall not consult with any other discretionary Sub-Adviser to the Fund or any other discretionary Sub-Adviser to any other series of the Fund or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Fund in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

l.	Insurance. The Sub-Adviser agrees that it shall maintain at all times during the course of this Agreement and for the period thereafter in which indemnification obligations thereto could be triggered, an insurance policy with respect to the Sub-Adviser in a commercially reasonable amount and on commercially reasonable terms taking into account the aggregate amount that it could potentially be required to pay based on actual or potential liabilities in connection with its indemnification or other obligations under this Agreement.

3. Independent Contractor. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser. The Sub-Adviser shall perform its obligations under this Agreement and will require any individual performing work on its behalf to perform such work (i) in a diligent, professional and commercially reasonable manner and (ii) in compliance with all applicable laws, rules and regulations, including, without limitation, applicable anti-corruption, anti-bribery, anti-money laundering and data privacy laws.

4. Expenses. During the term of this Agreement, the Sub-Adviser shall pay all expenses incurred by it in connection with its activities under this Agreement, including, without limitation, all costs associated with attending or otherwise participating in regular or special meetings of the Board, shareholders and with the Adviser, as requested, additions or modifications to the Sub-Adviser’s operations necessary to perform its services under this Agreement and all costs associated with any information or proxy statements and/or other disclosure materials that are for the primary benefit of the Sub-Adviser (including any legal fees and any shareholder meeting and/or solicitation costs, if applicable). The Sub-Adviser agrees to reimburse the Adviser and the Fund for any reasonable costs, upon evidence of invoices, bills, etc., associated with the production, printing and filing with the SEC (not including mailing costs) of supplements to the Prospectus due to material changes caused by or relating to the Sub-Adviser. The Sub-Adviser shall, at its sole expense, provide the office space, furnishings, equipment and personnel required, and employ or associate itself with such persons or firms as it believes to be qualified, to execute its duties under this Agreement. The Sub-Adviser shall not be responsible for the cost of making investments (including identifiable third-party fees and expenses with respect to or associated with finders fees (or similar costs associated with identifying investments), negotiating, evaluating (including due diligence) and investing in, any such investments) purchased or sold for the Fund.

The Fund or the Adviser, as the case may be, shall reimburse the Sub-Adviser or its affiliates for any expenses of the Fund or the Adviser as may be reasonably incurred by the Sub-Adviser as specifically provided for in this Agreement. The Sub-Adviser shall keep and supply to the Fund and the Adviser reasonable records of all such expenses.

5. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Sub-Adviser shall be entitled to the fee as described on Schedule A. Such fee shall be payable monthly from the Adviser, computed and calculated as described in Schedule A. The Adviser shall pay or cause the Fund to pay, as appropriate, such amounts directly to the Sub-Adviser at the same time (or promptly following such time) fees are paid to the Adviser pursuant to the Advisory Agreement.

6. Representations and Warranties of Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser and the Fund as follows:

a.	The Sub-Adviser is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed and will continue to be so registered for so long as this Agreement remains in effect;

b.	The Sub-Adviser is a limited liability company duly formed and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

c.	The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser; and

d.	The Sub-Adviser has reviewed the registration requirements of the CEA and the NFA relating to commodity trading advisers and is either appropriately registered with the CFTC and a member of the NFA or exempt or excluded from CFTC registration requirements and has provided the Adviser and the Fund with a copy of any document evidencing its application for or receipt of such exemption or exclusion, and any amendments thereto;

e.	The Sub-Adviser has adopted and implemented a Code of Ethics and has provided the Adviser and the Fund with a copy of such Code of Ethics and any amendments thereto;

f.	The Sub-Adviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-Adviser, its employees and officers (“Compliance Procedures”) and has provided the Adviser and the Fund with a copy of such Compliance Procedures and any amendments thereto;

g.	The Sub-Adviser is in compliance with all applicable laws, rules and regulations, including, without limitation, applicable anti-corruption, anti-bribery, anti-money laundering and data privacy laws, and has policies and procedures to ensure compliance with all such laws, rules and regulations;

h.	To the extent not already disclosed, there is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Sub-Adviser or any of its principals or affiliates is a party, or to which any of the assets of the Sub-Adviser is subject, which reasonably might be expected to (i) result in any material adverse change in the Sub-Adviser’s condition (financial or otherwise), business or prospects; (ii) affect adversely in any material respect any of the Sub-Adviser’s assets; (iii) materially impair the Sub-Adviser’s ability to discharge its obligations under this Agreement; or (iv) result in a matter which would require an amendment to the Sub-Adviser’s Form ADV Part 2; and the Sub-Adviser has not received any notice of an investigation by the SEC or any state regarding U.S. federal or state securities laws, regulations or rules;

i.	The Form ADV of the Sub-Adviser provided to the Adviser is and all amendments and annual updates to the Sub-Adviser’s Form ADV to be provided to the Adviser shall be a true and complete copy of the form as currently in effect and to the extent required, filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

j.	The Sub-Adviser has reviewed the Prospectus, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating to the Sub-Adviser, such Prospectus contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of material fact necessary to make the statements contained therein not misleading;

k.	The Sub-Adviser has in place, and shall have in place during the entire term of this Agreement, a business continuity plan, which may be updated from time to time, that governs the Sub-Adviser’s treatment of (i) material data processed by the Sub-Adviser’s computer system in the performance of its duties hereunder and the retrieval of any such material data from the Sub-Adviser’s back-up facilities and (ii) the performance of its duties under this Agreement relating to contingency planning, disaster recovery, back-up processing, recovery time objective, resumption operating capacities, escalation, activation and crisis management procedures; and

l.	This Agreement is enforceable against the Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. Representations and Warranties of Adviser. The Adviser represents and warrants to the Sub-Adviser as follows:

a.	The Adviser is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed and will continue to be so registered for so long as this Agreement remains in effect;

b.	The Adviser is a corporation duly organized and validly existing under the laws of the State of Michigan with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

c.	The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

d.	The Adviser acknowledges that it received a copy of the Sub-Adviser’s Form ADV prior to the execution of this Agreement;

e.	The Adviser has duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement; and

f.	This Agreement is enforceable against the Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8. Delivery of Documents to the Adviser. The Sub-Adviser has furnished the Adviser with true, accurate and complete copies of the following:

a.	The Sub-Adviser’s Form ADV, as of the date hereof;

b.	Separate lists of persons who the Sub-Adviser wishes to have authorized to give written and oral instructions to custodian(s) of the Fund; and

c.	The Sub-Adviser’s Code of Ethics, Proxy Voting Policy, Valuation Policy and Procedures, 206(4)- 7 Policies and Procedures, and other Compliance Policies and Procedures of the Sub-Adviser, as in effect on the date hereof.

The Sub-Adviser shall furnish the Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing.

9. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Sub-Adviser and the Adviser pursuant to Sections 6 and 7, respectively, shall survive the termination of this Agreement. In the event that any of the foregoing representations and warranties of the parties are no longer true, the applicable party shall promptly notify the other and/or update all information and documents which such party is required to provide to the other party hereunder.

10. Standard of Care and Liability. The Sub-Adviser shall act in good faith, use reasonable care and act in a manner consistent with applicable federal and state laws and regulations, and the documents and instruments governing the Fund, in rendering services in accordance with the terms of this Agreement. In the absence of willful misfeasance, bad faith or negligence on the part of the Sub-Adviser or a reckless disregard of its duties hereunder, the Sub-Adviser, each of its affiliates and all respective partners, members, directors, officers, trustees and employees (“Affiliates”) and each person, if any, who within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) controls, is controlled by or is under common control with the Sub-Adviser (“Control Persons”) shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Adviser, the Fund or any of the shareholders of a Fund, in connection with the matters to which this Agreement relates. It is further understood and agreed that, in rendering services in accordance with the terms of this Agreement, the Sub-Adviser may rely upon information furnished to it by the Adviser, the Fund, or any other agent of or service provider to either, that it reasonably believes to be accurate and reliable.

11. Indemnification.

a.	The Sub-Adviser shall indemnify and hold harmless the Fund and Adviser against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which any of the Fund and the Adviser may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law, or otherwise arising out of or by reason of (i) any willful misconduct, bad faith, reckless disregard, or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder; (ii) any untrue statement of a material fact regarding the Sub-Adviser contained in the Prospectus, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact regarding the Sub-Adviser known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to the Adviser or the Fund by the Sub-Adviser or any of its affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) or controlling persons (as described in Section 15 of the 1933 Act) (collectively, the “Sub-Adviser Indemnitees”) for use therein; provided, however, that the Sub-Adviser has had a reasonable opportunity to review information regarding the Sub-Adviser contained in the Prospectus, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Fund; or (iii) any violation of federal or state statutes or regulations by the Sub-Adviser. The Sub-Adviser shall be liable for any loss incurred by the Fund, the Adviser or their respective affiliates to the extent such losses arise out of any act or omission directly attributable to the Sub-Adviser which results, directly or indirectly, in an error in the net asset value of the Fund. The federal securities laws impose liabilities in certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Adviser may have under any securities laws. Neither the Sub-Adviser nor any Sub-Adviser Indemnitees shall be liable for any loss or damage arising or resulting from the acts or omissions of the custodian of the Fund, any broker, financial institution or any other third party with or through whom the Sub-Adviser arranges or enters into a transaction in respect of the Fund, except to the extent that the Sub-Adviser or its affiliate instructed such broker, financial institution or third party to take such action or omission and such instruction constitutes willful misconduct, bad faith, reckless disregard, or negligence of the Sub-Adviser.

b.	The Adviser shall indemnify and hold harmless the Sub-Adviser Indemnitees against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which any of Sub-Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law, or otherwise arising out of or by reason of (i) any willful misconduct, bad faith, reckless disregard, or negligence of the Adviser in the performance of any of its duties or obligations hereunder; (ii) any untrue statement of a material fact contained in the Prospectus, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission concerned the Sub-Adviser and was made in reliance upon written information furnished to the Adviser or the Fund by a Sub-Adviser Indemnitee for use therein, or (iii) any violation of federal or state statutes or regulations by the Adviser or the Fund.

c.	After receipt by the Adviser or the Sub-Adviser, its affiliates, or any officer, director, employee, or agent of any of the foregoing, entitled to indemnification as stated in (a) or (b) above (“Indemnified Party”) of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this section (“Indemnifying Party”), such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof within five (5) business days of receipt the summons or other first written notification giving information of the nature of the claim that has been served upon the Indemnified Party; provided that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability under this section, except to the extent that the omission results in damages to the Indemnifying Party caused solely as a result of the failure to give such notice. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel satisfactory to the Indemnified Party to represent the Indemnified Party in the proceeding, and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation by both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

d.	Under no circumstances shall any party hereto be liable to another for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

12. Duration and Termination.

a.	Duration. Unless sooner terminated, this Agreement shall remain in effect until two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust’s Board or vote of a majority of the outstanding voting securities (as required by the 1940 Act); provided that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

b.	Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

i.	by vote of a majority of the Trust’s Board, or by vote of a majority of the outstanding voting securities upon at least 30 days’ written notice to the Sub-Adviser;

ii.	by the Adviser, upon at least 30 days’ written notice to the Sub-Adviser;

iii.	by the Sub-Adviser upon at least 60 days’ written notice to the Adviser and the Trust; or

iv.	by the non-defaulting party upon delivery of written notice from the non-defaulting party to the defaulting party in the event of a material breach of any provision of this Agreement by the defaulting party, provided that, to the extent such material breach is capable of being cured, the non-defaulting party shall have first provided the defaulting party written notice of the material breach and the defaulting party shall have failed to cure such breach to the reasonable satisfaction of the non-defaulting party within 10 days after the delivery of such notice.

The notice provided for in (i), (ii), (iii) and (iv) above may be waived by the party required to be notified.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. In the event of an assignment that occurs solely due to the change of control of the Sub-Adviser, any necessary approvals or notices to continuation of this Agreement will be obtained or made at the sole expense of the Sub-Adviser.

c.	Effect of Expiration or Termination. If this Agreement expires or is terminated, then the Sub-Adviser shall be entitled to receive all amounts (including any accrued but unreimbursed expenses) payable to it and not yet paid pursuant to Sections 4 and 5 hereof, as applicable.

d.	Transactions in Progress Upon Termination. The Adviser and the Sub-Adviser shall cooperate with each other to ensure that portfolio or other transactions in progress at the date of termination of this Agreement shall be completed by the Sub-Adviser in accordance with the terms of such transactions, and to this end the Sub-Adviser shall provide the Adviser with all necessary information and documentation to secure the implementation thereof.

e.	Assistance with Valuation Upon Termination. Upon and following termination of this Agreement, the Sub-Adviser shall and/or shall cause its Affiliates to continue to provide the Adviser and the Fund, at no cost to the Adviser or the Fund (other than costs that are required to be borne by the Adviser or the Fund), assistance with the valuation of the Fund pursuant to Section 2.i of this Agreement to the extent the purchase of securities or other investments was directed by the Sub-Adviser or an Affiliate of the Sub-Adviser.

f.	Delivery of Records Upon Termination. In the event of termination for any reason, all records of a Fund shall promptly be returned to the Adviser or the Fund, free from any claim or retention of rights in such records by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain copies of such records.

13. Duties of the Adviser. Other than those responsibilities delegated herein, the Adviser shall continue to have responsibility for all services to be provided to the Trust and the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement.

14. Brand Usage.

a.	Other than (i) in connection with required disclosures in the Prospectus or other Fund materials, and (ii) as necessary to identify relevant parties in Adviser and/or Fund related regulatory filings, agreements or other documents, neither the Adviser nor the Trust or the Fund shall use the Sub-Adviser’s actual or fictitious name(s), mark, derivative and/or logo (or that of any affiliate of the Sub-Adviser, other than that of the Adviser or of the Fund or any affiliate of the Sub-Adviser that is an affiliate of the Sub-Adviser solely by reason of the Sub-Adviser’s provision of services pursuant to this Agreement) or otherwise refer to the Sub-Adviser in any materials distributed to third parties, including the Fund’s shareholders, without prior review and written approval by the Sub-Adviser, which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Adviser, Trust and the Fund, shall, to the extent applicable and as soon as is reasonably possible, cease to use the Sub-Adviser’s actual or fictitious name(s), mark, derivative and/or logo.

b.	Other than (i) in connection with required disclosures in the Prospectus or other Fund materials, and (ii) as necessary to identify relevant parties in Sub-Adviser and/or Fund related regulatory filings, agreements or other documents, the Sub-Adviser shall not use the Adviser’s or Fund’s actual or fictitious name(s) (or that of any other affiliate of the Adviser) or otherwise refer to the Adviser or a Fund in any materials distributed to third parties, including the Fund’s shareholders, without prior review and written approval by the Adviser, which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Sub-Adviser shall, to the extent applicable and as soon as is reasonably possible, cease to use the actual or fictitious name(s), mark, derivative and/or logo of the Adviser and the Fund.

c.	The Sub-Adviser acknowledges and agrees that, if it makes any unauthorized use of any such mark, derivative and/or logo, the Adviser and/or such affiliates or the Trust and Fund shall suffer irreparable harm for which monetary damages are inadequate and thus, such entities shall be entitled to injunctive relief without the necessity of posting bond.

15. Amendment. This Agreement may be amended only by mutual written consent of the parties, provided that the terms of any material amendment shall not be effective unless and until approved, if such approval is required by applicable law, by: (a) the Board or by a vote of a majority of the outstanding voting securities (as required by the 1940 Act) and (b) the vote of a majority of those Trustees of the Trust who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

16. Confidentiality. Subject to their obligations under this Agreement and the duties of the Sub-Adviser or Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, each party shall treat as confidential and not disclose any information pertaining to the Trust or the Fund and the actions of the Sub-Adviser, a Model provider, the Adviser and the Trust in respect thereof (collectively, “Fund Information”). The Sub-Adviser and Adviser each shall not use knowledge of non-public information regarding a Fund’s portfolio as a basis to place or recommend any securities transactions for its own benefit to the detriment of the Fund.

The Sub-Adviser will restrict access to the Fund Information to those employees, affiliates, or service providers of the Sub-Adviser who will use it only for the purpose of managing or providing services to the portion of the Fund managed by the Sub-Adviser. Notwithstanding the foregoing, access to Fund Information shall only be granted to affiliates and service providers in accordance with the Fund’s policy regarding the disclosure of portfolio holdings, and under terms of confidentiality that are as restrictive as the terms of this Agreement.

Subject to its obligations under this Agreement and the duties to comply with applicable law, including any request or demand of any regulatory or taxing authority having jurisdiction, the Adviser shall treat as confidential and not disclose any information produced or provided by the Sub-Adviser and/or its Affiliates or Control Persons relating to any such persons (excluding, for the avoidance of doubt, any Fund Information) (collectively, “Sub-Adviser Information”).

Subject to its obligations under this Agreement and the duties to comply with applicable law, including any request or demand of any regulatory or taxing authority having jurisdiction, the Sub-Adviser shall treat as confidential and not disclose any information produced or provided by the Adviser and/or its Affiliates or Control Persons (collectively, “Adviser Information”). Each party shall exercise the same standard of care that it uses to protect its own confidential and proprietary information (“Confidential Information”), but no less than reasonable care, to protect the Confidential Information of the other party.

Notwithstanding the foregoing, the terms “Fund Information,” “Sub-Adviser Information” and “Adviser Information” shall not, for the purposes of this Agreement, include any information which (a) at the time of disclosure or thereafter is or becomes available to and known by the public other than as a result of a disclosure by a party, its Affiliates or Control Persons in breach of this Agreement, (b) was or becomes available to a party on a non-confidential basis from a source other than the Adviser, the Sub-Adviser or the Fund or any of their Affiliates or Control Persons; provided that such source is not known to the party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of secrecy to, the Adviser, Sub-Adviser or the Fund, or (c) has been independently developed by a party or any of its Affiliates or Control Persons without using Fund Information and without violating any of its obligations under this Agreement.

In the event that a party is requested or required to disclose any Fund Information, Sub-Adviser Information or Adviser Information pursuant to applicable law, governmental rule or regulation, court order, administrative or arbitral proceeding or by any regulatory authority having jurisdiction over the party or its Affiliates or Control Persons, the disclosing party shall provide (unless prohibited by law or regulation or not reasonably practicable) the non-disclosing party with prompt written notice in advance, if possible, but otherwise promptly thereafter, of any such request or requirement.

17. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile or e-mail with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

If to the Sub-Adviser:

[Forefront Analytics, LLC
One Tower Bridge
100 Front Street, Suite 1111
West Conshohocken, PA 19428
Email: ir@forefrontanalytics.com]

If to the Adviser:

Hantz Financial Services, Inc.
26200 American Drive
Southfield, MI 48034
Email: advit.advisor@hantzgroup.com

If to the Trust:

American Drive Variable Insurance Trust
26200 American Drive
Southfield, MI 48034
Email: advit.trust@hantzgroup.com

with copies to:

Ropes & Gray LLP
Prudential Tower
800 Boylston St.
Boston, MA 02199
Attention: Yana Guss
Email: Yana.Guss@ropesgray.com

Such notice shall be deemed effective when provided in accordance with this Section 17.

18. Governing Law, Jurisdiction, etc. This Agreement shall be governed by and construed in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. The state and federal courts sitting within the State of Delaware shall be the sole and exclusive forums for any action or proceeding hereunder and the parties hereto consent to the jurisdiction thereof. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument. The parties may exchange facsimiles or. pdf images by email of actual signatures in lieu of mailing physical copies of counterparts.

20. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” “assignment” and “vote of a majority of the outstanding voting securities” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted or guidance as may be issued by the SEC.

21. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

22. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

23. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof. Each party shall perform such further actions and execute such further documents as are necessary to effectuate the purpose of this Agreement. The Trust is an intended third-party beneficiary of this Agreement.

24. Survival. The provisions of Sections 2.h (Duties of Sub-Adviser – Custody Arrangements), 2.k (Duties of Sub-Adviser - Interaction with other Sub-Advisers), 9 (Survival of Representations and Warranties; Duty to Update Information), 10 (Standard of Care and Liability), 11 (Indemnification), 12.c (Duration and Termination - Effect of Expiration or Termination), 12.d (Duration and Termination - Transactions in Progress Upon Termination), 1212.e (Duration and Termination - Assistance with Valuation Upon Termination), 12.f (Duration and Termination - Delivery of Records Upon Termination), 13 (Duties of the Adviser), 15 (Amendment), 16 (Confidentiality), 17 (Notice) and 23 (Entire Agreement) shall survive termination of this Agreement.

[Remainder of page left intentionally blank. The signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ADVISER

Hantz Financial Services, Inc.

By:
Name:	[ ]
Title:	[ ]

SUB-ADVISER

Forefront Analytics, LLC

By:
Name:	[ ]
Title:	[ ]

SCHEDULE A TO SUB-ADVISORY AGREEMENT

Sub-Advisory Fee

For the services provided and the expenses assumed pursuant to this Agreement, the Adviser shall pay to the Sub-Adviser compensation at an annual rate of 0.05%, accrued daily and payable monthly in arrears by the 10th business day of the next succeeding month, based upon the daily “Managed Assets” of the Allocated Portion. Managed Assets means the total value of all of the Allocated Portion (including any portion attributable to any leverage that is outstanding), less the amount equal to all accrued debts, liabilities, and obligations of the Allocated Portion (excluding debts, liabilities and obligations representing financial leverage). The value of the Allocated Portion for this purpose shall be computed in accordance with the Fund’s policies and procedures for calculating its net asset value. In the case of a partial month, compensation will be based on the number of days during the month in which the Sub-Adviser provided services to the Fund.

Sch. A-1